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Underlying Progress From Ford's Global Redesign Evident in Q2; New Explorer, Aviator Fortify Company's U.S. Strength in SUVs

- Automotive EBIT increased 19 percent year over year, on better global net pricing from sustained focus on product franchise strengths
- Outside North America, EBIT improved 46 percent, highlighted by improvement in China and ongoing redesign of Europe business
- North America revenue was up 1 percent, as ongoing portfolio shift drove favorable product mix, higher net pricing
- Results include $181 million mark-to-market valuation loss from investment in cloud-based software company Pivotal Software

DEARBORN, Mich., July 24, 2019 – Ford Motor Company's second quarter financial results demonstrated progress on the fundamental redesign of the business, while the company continues to bring to market a fresh lineup of compelling products that build on well-established strengths.

Cash flow from operating activities for the first half of 2019 was $10 billion, up $1.5 billion. Adjusted free cash flow for the same period was $2.1 billion, up 80 percent. *(All comparisons in this announcement are year-over-year, unless otherwise noted.)*

"Midway through this key year of action, we are pleased with the progress we are making toward creating a more dynamic and profitable business," said Jim Hackett, Ford president and chief executive officer. "In this time of profound change in our industry, Ford has amazing opportunities to delight customers, innovate and collaborate in new ways, and create value."

"We are building a compelling product portfolio for our customers, executing against our global redesign and fitness initiatives, and investing in mobility opportunities to enhance our trajectory for growth, free cash flow, profitability and returns on capital," said Tim Stone, the company's chief financial officer.

Automotive earnings before interest and taxes (EBIT) in the quarter was $1.4 billion, up 19 percent, driven by improvement in mix and net pricing, especially North America's franchise strengths in trucks and sport-utility vehicles.

This is the second consecutive quarter of EBIT growth in Automotive, the first time the company has achieved that in more than three years. Excluding pension and other post-employment benefits, structural costs also improved in the quarter, as Ford refines fitness of its business.

The company further strengthened its worldwide product portfolio, with launches of the all-new Ford Explorer and Police Interceptor Utility and new-to-market Lincoln Aviator, and unveiled the Ford Puma, an all-new compact crossover for the European market.

Earlier in the month, Ford and Volkswagen announced an expansion of their global alliance on commercial vehicles to include electrification. The two companies also said that VW will join Ford in investing in Argo AI, the autonomous-vehicle platform company. Pending regulatory

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approval, Ford and VW will have equal stakes in Argo AI, and combined will own a substantial majority of the innovative AV company. The AV and electric-vehicle collaborations will position both Ford and VW to best serve customers, improve competitiveness, and realize cost and capital efficiencies.

Ford Credit delivered another strong quarter, with earnings before taxes of $831 million, up 29 percent. The company reported favorable loss metrics which reflect healthy consumer credit conditions, and auction values for off-lease vehicles performed better than expectations.

Company Key Metrics Summary

	SECOND QUARTER			YEAR TO DATE		
	2018	2019	H / (L)	2018	2019	H / (L)
Market Share (%)	6.7 %	6.2 %	(0.5) ppts	6.6 %	6.1 %	(0.5) ppts
Wholesale Units (000)	1,493	1,364	(9) %	3,155	2,789	(12) %
GAAP						
Cash Flows From Op. Activities ($B)	$ 5.0	$ 6.5	$ 1.5	$ 8.5	$ 10.0	$ 1.5
Revenue ($B)	38.9	38.9	- %	80.9	79.2	(2) %
Net Income ($B)	1.1	0.1	$ (0.9)	2.8	1.3	$ (1.5)
Net Income Margin (%)	2.7 %	0.4 %	(2.4) ppts	3.5 %	1.6 %	(1.8) ppts
EPS (Diluted)	$ 0.27	$ 0.04	$(0.23)	$ 0.70	$ 0.32	$(0.38)
Non-GAAP						
Company Adj. Free Cash Flow ($B)	$ (1.8)	$ 0.2	$ 2.0	$ 1.2	$ 2.1	$ 0.9
Company Adj. EBIT ($B)	1.7	1.7	-	3.9	4.1	0.2
Company Adj. EBIT Margin (%)	4.3 %	4.3 %	- ppts	4.8 %	5.2 %	0.4 ppts
Adjusted EPS (Diluted)	$ 0.27	$ 0.28	$ 0.01	$ 0.70	$ 0.72	$ 0.02
Adjusted ROIC (Trailing Four Qtrs)	8.7 %	8.5 %	(0.2) ppts			

Overall, Ford's reported net income was $148 million, net income margin was 0.4 percent, and earnings per share (EPS) was $0.04, all down as a result of ongoing global redesign and restructuring activities, primarily in Europe and South America. Those initiatives accounted for $1.2 billion of charges for special items.

The company's adjusted EBIT of $1.7 billion and adjusted EBIT margin of 4.3 percent were both flat. Adjusted EPS was $0.28.

Results were affected by a $181 million mark-to-market valuation adjustment loss on Ford's shares in Pivotal Software, a cloud-based software company. Excluding the Pivotal Software revaluation, adjusted EBIT would have been $1.8 billion and adjusted EPS would have been $0.32.

The company's cash and liquidity balances remain strong and above targets, finishing the quarter at $23.2 billion and $37.3 billion, respectively.

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Regional Highlights

	North America	South America	Europe	MEA	China	Asia Pacific Operations	Total Automotive
Market Share (%)	13.8 %	7.4 %	6.7 %	3.1 %	2.3 %	1.8 %	6.2 %
H / (L) 2Q18	(0.2) ppts	(1.2) ppts	(0.2) ppts	0.5 ppts	(0.9) ppts	(0.1) ppts	(0.5) ppts
Wholesales (000)	693	75	379	21	126	70	1,364
H / (L) 2Q18	(7) %	(22) %	3 %	(22) %	(32) %	(9) %	(9) %
Revenue ($B)	$ 24.0	$ 1.0	$ 7.6	$ 0.6	$ 0.9	$ 1.8	$ 35.8
H / (L) 2Q18	1 %	(33) %	(1) %	(26) %	48 %	(1) %	(0) %
EBIT ($M)	$ 1,696	$ (205)	$ 53	$ (45)	$ (155)	$ 30	$ 1,373
H / (L) 2Q18	$ (57)	$ (27)	$ 126	$ (94)	$ 328	$ (59)	$ 216
EBIT Margin (%)	7.1 %	(21.0) %	0.7 %	(8.1) %	(17.0) %	1.7 %	3.8 %
H / (L) 2Q18	(0.3) ppts	(8.8) ppts	1.7 ppts	(14.7) ppts	61.0 ppts	(3.3) ppts	0.6 ppts

North America

- The region again delivered strong vehicle mix and net pricing, supported by F-Series trucks and a continued shift to SUVs and away from sedans. That favorability was more than offset by launch-related lower volume, along with higher warranty costs.
- Wholesales were down 7 percent as the company introduced an all-new Ford Explorer and Police Interceptor. Those models accounted for 72,000 units of the decline. Today, the company is adding capacity for hybrid versions of Ford Explorer and Lincoln Aviator, as well as the Police Interceptor.
- Ranger again performed well in the market, with wholesales for the model completely offsetting the decline in the quarter from discontinued sedans, and its segment share increased to 14.2 percent.
- F-Series again led the pickup market, with lowest incentive spending and highest transaction pricing among primary competitors.
- In the U.S., Ford's total Q2 pickup sales represented its best overall category performance since 2004, while Ford's newest SUVs – Expedition, EcoSport and Edge – collectively accounted for a 14-percent sales increase.
- All-new versions of Explorer and Escape are being introduced this year: Explorer is in production now; Escape will follow later this fall. By the end of 2019, Ford will have the freshest SUV lineup in the industry on a volume-weighted basis.

Europe

- Ford of Europe's EBIT of $53 million was $126 million better, as the company further executed its regional redesign.
- Results represented the first quarterly improvement in profitability in Europe in two years.
- Ford remains the top commercial-vehicle brand in Europe, where the Transit model range set a second quarter record, up 2.7 percent.
- An updated two-tonne Transit and a Transit Custom Plug-In Hybrid will both be launching in the second half of the year. A new, all-electric Transit will be added to the company's lineup of electrified commercial vehicles in 2021.

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China

- Revenue from consolidated China operations improved 48 percent, driven by higher volumes for Lincoln.
- An EBIT loss of $155 million was $328 million better than a year ago, supported by improvements from consolidated operations in volume, mix and pricing, and structural costs.
- Ford's China team has taken action to stabilize sales, with second quarter retail sales up 13 percent sequentially, and at the same time has aggressively reduced inventory to improve dealer health. Dealer inventory finished the quarter at its lowest level in the past 18 months.
- Sales of the new Territory SUV accelerated in the quarter, making it the best-selling Ford SUV in China this year.

Mobility

- EBIT for Ford's Mobility segment was a loss of $264 million, compared with a loss of $181 million a year ago. The change reflected further strategic investments to build out capabilities in services, connectivity and autonomy.

Updated Full-Year Outlook

- Ford continues to target improvement in its 2019 adjusted free cash flow, led by the automotive business, and updated its guidance for full-year profitability.
- Adjusted EBIT is expected to be between $7.0 and $7.5 billion, compared with $7.0 billion in 2018. The range presumes further strength in market factors and improved costs, particularly in North America, China and Europe; launch-related effects; and strength in Ford Credit.
  - Given the cadence of product launches and normal seasonality, the company expects fourth quarter adjusted EBIT to be higher than in the third quarter.
- Adjusted EPS is anticipated to be $1.20 to $1.35, versus $1.30 last year. The range assumes a full-year adjusted effective tax rate between 18 and 20 percent, which would be up from 10 percent last year, creating a headwind of 12 to 16 cents per share in 2019.
- Among other things, the updated guidance is based on the current economic environment, including the status of commodities, foreign exchange and tariffs.
- Ford still expects capital expenditures to be about $7.7 billion, similar to last year; funded pension contributions to be about $650 million; and shareholder distributions to be about $2.6 billion.

# # #

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About Ford Motor Company

Ford Motor Company is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a full line of Ford cars, trucks, SUVs, electrified vehicles and Lincoln luxury vehicles, provides financial services through Ford Motor Credit Company and is pursuing leadership positions in electrification, autonomous vehicles and mobility solutions. Ford employs approximately 194,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit www.corporate.ford.com.

Contact(s):	Media:	Equity Investment Community:	Fixed Income Investment Community:	Shareholder Inquiries:
	Brad Carroll 313.317.7197 Bcarro37@ford.com	Lynn Antipas Tyson 313.621.2902 Ltyson4@ford.com	Karen Rocoff 313.621.0965 Krocoff@ford.com	1.800.555.5259 or 313.845.8540 Stockinf@ford.com

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Cautionary Note on Forward-Looking Statements

Statements included or incorporated by reference herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

- Ford's long-term competitiveness depends on the successful execution of fitness actions;
- Industry sales volume, particularly in the United States, Europe, or China, could decline if there is a financial crisis, recession, or significant geopolitical event;
- Ford's new and existing products and mobility services are subject to market acceptance;
- Ford's results are dependent on sales of larger, more profitable vehicles, particularly in the United States;
- Ford may face increased price competition resulting from industry excess capacity, currency fluctuations, or other factors;
- Fluctuations in commodity prices, foreign currency exchange rates, and interest rates can have a significant effect on results;
- With a global footprint, Ford's results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including Brexit;
- Ford's production, as well as Ford's suppliers' production, could be disrupted by labor disputes, natural or man-made disasters, financial distress, production difficulties, or other factors;
- Ford's ability to maintain a competitive cost structure could be affected by labor or other constraints;
- Pension and other postretirement liabilities could adversely affect Ford's liquidity and financial condition;
- Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed;
- Ford's vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs;
- Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, and other regulations that may change in the future;
- Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;
- Ford's receipt of government incentives could be subject to reduction, termination, or clawback;
- Operational systems, security systems, and vehicles could be affected by cyber incidents;
- Ford Credit's access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;
- Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;
- Ford Credit could face increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and
- Ford Credit could be subject to new or increased credit regulations, consumer or data protection regulations, or other regulations.

We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see "Item 1A. Risk Factors" in our 2018 Form 10-K Report, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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Conference Call Details

Ford Motor Company (NYSE:F) and Ford Motor Credit Company will release their 2019 second quarter financial results at 4:15 p.m. ET on Wednesday, July 24. Following the release, Jim Hackett, Ford president and chief executive officer; Tim Stone, Ford chief financial officer; and members of Ford's senior management team will host a conference call at 5:30 p.m. ET to discuss the results. The presentation and supporting materials will be available at www.shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on the call.

Ford Earnings Call: 5:30 p.m. ET
Toll-Free: 1.877.870.8664
International: 1.970.297.2423
Passcode: Ford Earnings
Web: www.shareholder.ford.com

REPLAY
(Available after 9 p.m. ET the day of the event through July 31, 2019)
Web: www.shareholder.ford.com
Toll-Free: 1.855.859.2056
International: 1.404.537.3406
Replay Passcode: 2091869

* The following applies to the information throughout this release:

- See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as "adjusted" to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles ("GAAP").
- Wholesale unit sales and production volumes include Ford brand and Jiangling Motors Corporation ("JMC") brand vehicles produced and sold in China by our unconsolidated affiliates; revenue does not include these sales. See materials supporting the July 24, 2019 conference call at www.shareholder.ford.com for further discussion of wholesale unit volumes.

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FORD MOTOR COMPANY AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT
(in millions, except per share amounts)

	For the periods ended June 30,			
	2018	**2019**	2018	**2019**
	Second Quarter		First Half	
	(unaudited)			
Revenues				
Automotive	$ 35,905	**$ 35,758**	$ 74,917	**$ 72,997**
Ford Credit	3,009	**3,089**	5,952	**6,186**
Mobility	6	**6**	10	**12**
Total revenues	38,920	**38,853**	80,879	**79,195**
Costs and expenses				
Cost of sales	33,194	**33,657**	68,947	**67,599**
Selling, administrative, and other expenses	2,778	**2,725**	5,525	**5,568**
Ford Credit interest, operating, and other expenses	2,362	**2,381**	4,700	**4,736**
Total costs and expenses	38,334	**38,763**	79,172	**77,903**
Interest expense on Automotive debt	287	**230**	562	**461**
Interest expense on Other debt	14	**14**	28	**28**
Other income/(loss), net	1,004	**272**	1,867	**900**
Equity in net income of affiliated companies	60	**87**	284	**112**
Income before income taxes	1,349	**205**	3,268	**1,815**
Provision for/(Benefit from) income taxes	280	**55**	454	**482**
Net income	1,069	**150**	2,814	**1,333**
Less: Income/(Loss) attributable to noncontrolling interests	3	**2**	12	**39**
Net income attributable to Ford Motor Company	$ 1,066	**$ 148**	$ 2,802	**$ 1,294**
EARNINGS PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK				
Basic income	$ 0.27	**$ 0.04**	$ 0.70	**$ 0.33**
Diluted income	0.27	**0.04**	0.70	**0.32**
Weighted-average shares used in computation of earnings per share				
Basic	3,977	**3,984**	3,976	**3,979**
Diluted	3,999	**4,013**	3,998	**4,005**

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FORD MOTOR COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in millions)

	December 31, 2018	June 30, 2019
	(unaudited)	
ASSETS		
Cash and cash equivalents	$ 16,718	**$ 22,117**
Marketable securities	17,233	**15,931**
Ford Credit finance receivables, net	54,353	**53,756**
Trade and other receivables, less allowances of $94 and $60	11,195	**10,941**
Inventories	11,220	**12,437**
Other assets	3,930	**3,169**
Total current assets	114,649	**118,351**
Ford Credit finance receivables, net	55,544	**53,875**
Net investment in operating leases	29,119	**29,798**
Net property	36,178	**36,581**
Equity in net assets of affiliated companies	2,709	**2,637**
Deferred income taxes	10,412	**10,153**
Other assets	7,929	**10,789**
Total assets	$ 256,540	**$ 262,184**
LIABILITIES		
Payables	$ 21,520	**$ 22,980**
Other liabilities and deferred revenue	20,556	**22,503**
Automotive debt payable within one year	2,314	**2,229**
Ford Credit debt payable within one year	51,179	**50,492**
Other debt payable within one year	—	**130**
Total current liabilities	95,569	**98,334**
Other liabilities and deferred revenue	23,588	**24,032**
Automotive long-term debt	11,233	**11,765**
Ford Credit long-term debt	88,887	**90,978**
Other long-term debt	600	**470**
Deferred income taxes	597	**469**
Total liabilities	220,474	**226,048**
Redeemable noncontrolling interest	100	**—**
EQUITY		
Common Stock, par value $.01 per share (4,011 million shares issued of 6 billion authorized)	40	**40**
Class B Stock, par value $.01 per share (71 million shares issued of 530 million authorized)	1	**1**
Capital in excess of par value of stock	22,006	**22,111**
Retained earnings	22,668	**22,769**
Accumulated other comprehensive income/(loss)	(7,366)	**(7,436)**
Treasury stock	(1,417)	**(1,388)**
Total equity attributable to Ford Motor Company	35,932	**36,097**
Equity attributable to noncontrolling interests	34	**39**
Total equity	35,966	**36,136**
Total liabilities and equity	$ 256,540	**$ 262,184**

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FORD MOTOR COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

	For the periods ended June 30, 2018	2019
	First Half (unaudited)	
Cash flows from operating activities		
Net cash provided by/(used in) operating activities	$ 8,486	$ **10,007**
Cash flows from investing activities		
Capital spending	(3,688)	**(3,553)**
Acquisitions of finance receivables and operating leases	(32,273)	**(26,202)**
Collections of finance receivables and operating leases	25,980	**24,974**
Purchases of marketable and other securities	(11,725)	**(7,670)**
Sales and maturities of marketable and other securities	12,756	**8,540**
Settlements of derivatives	109	**83**
Other	(181)	**4**
Net cash provided by/(used in) investing activities	(9,022)	**(3,824)**
Cash flows from financing activities		
Cash payments for dividends and dividend equivalents	(1,711)	**(1,196)**
Purchases of common stock	(89)	**—**
Net changes in short-term debt	(1,735)	**71**
Proceeds from issuance of long-term debt	28,135	**26,233**
Principal payments on long-term debt	(25,299)	**(25,767)**
Other	(93)	**(149)**
Net cash provided by/(used in) financing activities	(792)	**(808)**
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(289)	**24**
Net increase/(decrease) in cash, cash equivalents, and restricted cash	$ (1,617)	$ **5,399**
Cash, cash equivalents, and restricted cash at beginning of period	$ 18,638	$ **16,907**
Net increase/(decrease) in cash, cash equivalents, and restricted cash	(1,617)	**5,399**
Cash, cash equivalents, and restricted cash at end of period	$ 17,021	$ **22,306**

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Supplemental Information

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Automotive and Mobility reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Income Statement Information. The following table provides supplemental income statement information (in millions):

	For the period ended June 30, 2019					
	Second Quarter					
	Company excluding Ford Credit					
	Automotive	Mobility	Other (a)	Subtotal	Ford Credit	Consolidated
Revenues	$ 35,758	$ 6	$ —	$ 35,764	$ 3,089	$ 38,853
Total costs and expenses	34,911	314	1,157	36,382	2,381	38,763
Interest expense on Automotive debt	—	—	230	230	—	230
Interest expense on Other debt	—	—	14	14	—	14
Other income/(loss), net	454	37	(334)	157	115	272
Equity in net income of affiliated companies	72	7	—	79	8	87
Income/(loss) before income taxes	1,373	(264)	(1,735)	(626)	831	205
Provision for/(Benefit from) income taxes	243	(64)	(342)	(163)	218	55
Net income/(Loss)	1,130	(200)	(1,393)	(463)	613	150
Less: Income/(Loss) attributable to noncontrolling interests	2	—	—	2	—	2
Net income/(loss) attributable to Ford Motor Company	$ 1,128	$ (200)	$ (1,393)	$ (465)	$ 613	$ 148

	For the period ended June 30, 2019					
	First Half					
	Company excluding Ford Credit					
	Automotive	Mobility	Other (a)	Subtotal	Ford Credit	Consolidated
Revenues	$ 72,997	$ 12	$ —	$ 73,009	$ 6,186	$ 79,195
Total costs and expenses	70,584	647	1,936	73,167	4,736	77,903
Interest expense on Automotive debt	—	—	461	461	—	461
Interest expense on Other debt	—	—	28	28	—	28
Other income/(loss), net	880	74	(222)	732	168	900
Equity in net income of affiliated companies	89	9	—	98	14	112
Income/(loss) before income taxes	3,382	(552)	(2,647)	183	1,632	1,815
Provision for/(Benefit from) income taxes	625	(133)	(426)	66	416	482
Net income/(Loss)	2,757	(419)	(2,221)	117	1,216	1,333
Less: Income/(Loss) attributable to noncontrolling interests	39	—	—	39	—	39
Net income/(loss) attributable to Ford Motor Company	$ 2,718	$ (419)	$ (2,221)	$ 78	$ 1,216	$ 1,294

(a) Other includes Corporate Other, Interest on Debt, and Special Items

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Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions):

	June 30, 2019			
Assets	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Cash and cash equivalents	$ 9,499	$ 12,618	$ —	$ 22,117
Marketable securities	13,684	2,247	—	15,931
Ford Credit finance receivables, net	—	53,756	—	53,756
Trade and other receivables, less allowances	3,683	7,258	—	10,941
Inventories	12,437	—	—	12,437
Other assets	2,114	1,055	—	3,169
Receivable from other segments	312	1,830	(2,142)	—
Total current assets	41,729	78,764	(2,142)	118,351
Ford Credit finance receivables, net	—	53,875	—	53,875
Net investment in operating leases	2,107	27,691	—	29,798
Net property	36,381	200	—	36,581
Equity in net assets of affiliated companies	2,515	122	—	2,637
Deferred income taxes	12,247	193	(2,287)	10,153
Other assets	8,495	2,294	—	10,789
Receivable from other segments	320	2	(322)	—
Total assets	$ 103,794	$ 163,141	$ (4,751)	$ 262,184

Liabilities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Payables	$ 21,906	$ 1,074	$ —	$ 22,980
Other liabilities and deferred revenue	20,920	1,583	—	22,503
Automotive debt payable within one year	2,229	—	—	2,229
Ford Credit debt payable within one year	—	50,492	—	50,492
Other debt payable within one year	130	—	—	130
Payable to other segments	2,142	—	(2,142)	—
Total current liabilities	47,327	53,149	(2,142)	98,334
Other liabilities and deferred revenue	22,913	1,119	—	24,032
Automotive long-term debt	11,765	—	—	11,765
Ford Credit long-term debt	—	90,978	—	90,978
Other long-term debt	470	—	—	470
Deferred income taxes	70	2,686	(2,287)	469
Payable to other segments	8	314	(322)	—
Total liabilities	$ 82,553	$ 148,246	$ (4,751)	$ 226,048

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Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the period ended June 30, 2019			
	First Half			
Cash flows from operating activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Net cash provided by/(used in) operating activities	$ 3,622	$ 6,385	$ —	$ 10,007

Cash flows from investing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Capital spending	$ (3,531)	$ (22)	$ —	$ (3,553)
Acquisitions of finance receivables and operating leases	—	(26,202)	—	(26,202)
Collections of finance receivables and operating leases	—	24,974	—	24,974
Purchases of marketable and other securities	(5,571)	(2,099)	—	(7,670)
Sales and maturities of marketable and other securities	7,357	1,183	—	8,540
Settlements of derivatives	60	23	—	83
Other	6	(2)	—	4
Investing activity (to)/from other segments	1,404	—	(1,404)	—
Net cash provided by/(used in) investing activities	$ (275)	$ (2,145)	$ (1,404)	$ (3,824)

Cash flows from financing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Cash payments for dividends and dividend equivalents	$ (1,196)	$ —	$ —	$ (1,196)
Purchases of common stock	—	—	—	—
Net changes in short-term debt	557	(486)	—	71
Proceeds from issuance of long-term debt	1,250	24,983	—	26,233
Principal payments on long-term debt	(1,469)	(24,298)	—	(25,767)
Other	(85)	(64)	—	(149)
Financing activity to/(from) other segments	—	(1,404)	1,404	—
Net cash provided by/(used in) financing activities	$ (943)	$ (1,269)	$ 1,404	$ (808)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ —	$ 24	$ —	$ 24

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Non-GAAP Financial Measures That Supplement GAAP Measures

We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over-period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted.

- **Company Adjusted EBIT (Most Comparable GAAP Measure: Net income attributable to Ford) –** Earnings before interest and taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel expenses, dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses.
- **Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income Margin) –** Company Adjusted EBIT margin is Company adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting.
- **Adjusted Earnings Per Share (Most Comparable GAAP Measure: Earnings Per Share) –** Measure of Company's diluted net earnings per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in non-controlling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of the underlying run rate of our business. When we provide guidance for adjusted earnings per share, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses.
- **Company Adjusted Free Cash Flow (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) –** Measure of Company's operating cash flow excluding Ford Credit's operating cash flows. The measure contains elements management considers operating activities, including Automotive and Mobility capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, separation payments, and other items that are considered operating cash outflows under U.S. GAAP. This measure is useful to management and investors because it is consistent with management's assessment of the Company's operating cash flow performance. When we provide guidance for Company adjusted free cash flow, we do not provide guidance for net cash provided by/(used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by/(used in) our operating activities.
- **Adjusted ROIC** – Calculated as the sum of adjusted net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company's after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit after cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension/OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension/OPEB liability.

Note: Calculated results may not sum due to rounding

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Net Income Reconciliation To Adjusted EBIT ($M)

	2Q 2018	2Q 2019	YTD 2018	YTD 2019	Memo: FY 2018
Net income / (Loss) attributable to Ford (GAAP)	$ 1,066	$ 148	$ 2,802	$ 1,294	$ 3,677
Income / (Loss) attributable to non-controlling interests	3	2	12	39	18
Net income / (Loss)	$ 1,069	$ 150	$ 2,814	$ 1,333	$ 3,695
Less: (Provision for) / Benefit from income taxes	(280)	(55)	(454)	(482)	(650)
Income / (Loss) before income taxes	$ 1,349	$ 205	$ 3,268	$ 1,815	$ 4,345
Less: Special items pre-tax	(42)	(1,205)	(19)	(1,797)	(1,429)
Income / (Loss) before special items pre-tax	$ 1,391	$ 1,410	$ 3,287	$ 3,612	$ 5,774
Less: Interest on debt	(301)	(244)	(590)	(489)	(1,228)
Adjusted EBIT (Non-GAAP)	$ 1,692	$ 1,654	$ 3,877	$ 4,101	$ 7,002
Memo:					
Revenue ($B)	$ 38.9	$ 38.9	$ 80.9	$ 79.2	$ 160.3
Net income margin (GAAP) (%)	2.7%	0.4%	3.5%	1.6%	2.3%
Adjusted EBIT Margin (%)	4.3%	4.3%	4.8%	5.2%	4.4%

Earnings Per Share Reconciliation To Adjusted Earnings Per Share

	2Q 2018	2Q 2019	YTD 2018	YTD 2019
Diluted After-Tax Results ($M)				
Diluted after-tax results (GAAP)	$ 1,066	$ 148	$ 2,802	$ 1,294
Less: Impact of pre-tax and tax special items	(33)	(989)	$ (14)	$ (1,574)
Less: Non-controlling interests impact of Russia restructuring	-	-	-	(35)
Adjusted net income – diluted (Non-GAAP)	$ 1,099	$ 1,137	$ 2,816	$ 2,903
Basic and Diluted Shares (M)				
Basic shares (average shares outstanding)	3,977	3,984	3,976	3,979
Net dilutive options, unvested restricted stock units and restricted stock	22	29	22	26
Diluted shares	3,999	4,013	3,998	4,005
Earnings per share – diluted (GAAP)	$ 0.27	$ 0.04	$ 0.70	$ 0.32
Less: Net impact of adjustments	-	(0.24)	-	(0.40)
Adjusted earnings per share – diluted (Non-GAAP)	$ 0.27	$ 0.28	$ 0.70	$ 0.72

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Special Items ($M)

	2Q		YTD	
	2018	2019	2018	2019
Global Redesign				
South America São Bernardo closure	$ -	$ (169)	$ -	$ (362)
Other South America	(16)	(66)	(24)	(74)
Russia	-	(211)	-	(385)
Other Europe (incl. Bridgend, Saarlouis, etc.)	(26)	(707)	(26)	(822)
Separations (not included above)	-	(58)	-	(82)
Subtotal Global Redesign	$ (42)	$ (1,211)	$ (50)	$ (1,725)
Other Items				
Focus cancellation	$ -	$ (5)	$ (10)	$ (72)
Chariot closure	-	-	-	(11)
Subtotal Other Items	$ -	$ (5)	$ (10)	$ (83)
Pension and OPEB Gain / (Loss)				
Other pension remeasurement	$ -	$ 10	$ 26	$ 10
Pension curtailment	-	-	15	-
Subtotal Pension and OPEB Gain / (Loss)	$ -	$ 10	$ 41	$ 10
Total EBIT Special Items	$ (42)	$ (1,205)	$ (19)	$ (1,797)
Cash effect of Global Redesign (incl. separations)	$ (18)	$ (222)	$ (34)	$ (358)

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	2Q		YTD	
	2018	2019	2018	2019
Net cash provided by / (used in) operating activities (GAAP)	$ 4,972	$ 6,463	$ 8,486	$ 10,007
Less: Items not included in Company Adjusted Free Cash Flows				
Ford Credit free cash flows	5,907	5,267	5,592	6,385
Funded pension contributions	(72)	(106)	(160)	(400)
Global Redesign (including separations)	(18)	(222)	(34)	(358)
Other, net	(112)	175	(59)	153
Add: Items included in Company Adjusted Free Cash Flows				
Automotive and Mobility capital spending	(1,898)	(1,911)	(3,667)	(3,531)
Ford Credit distributions	450	650	1,463	1,325
Settlement of derivatives	114	86	(47)	60
Pivotal conversion to a marketable security	263	-	263	-
Company adjusted free cash flow (Non-GAAP)	$ (1,804)	$ 174	$ 1,159	$ 2,081

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Adjusted ROIC ($B)

	Four Quarters Ending	
	2Q 2018	2Q 2019
Adjusted Net Operating Profit After Cash Tax		
Net income attributable to Ford	$ 6.9	$ 2.2
Add: Non-controlling interest	-	-
Less: Income tax	-	(0.7)
Add: Cash tax	(0.6)	(0.8)
Less: Interest on debt	(1.2)	(1.1)
Less: Total pension / OPEB income / (cost)	0.7	(0.8)
Add: Pension / OPEB service costs	(1.2)	(1.1)
Net operating profit after cash tax	$ 5.6	$ 3.0
Less: Special items (excl. pension / OPEB) pre-tax	(0.3)	(2.3)
Adj. net operating profit after cash tax	$ 5.9	$ 5.3
Invested Capital		
Equity	$ 36.5	$ 36.1
Redeemable non-controlling interest	0.1	-
Debt (excl. Ford Credit)	16.2	14.6
Net pension and OPEB liability	11.7	11.5
Invested capital (end of period)	$ 64.5	$ 62.2
Average invested capital	$ 64.7	$ 62.8
ROIC*	8.7%	4.8%
Adjusted ROIC (Non-GAAP)**	9.2%	8.5%

* Calculated as the sum of net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

** Calculated as the sum of adjusted net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

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FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT
(in millions)

	For the periods ended June 30,			
	Second Quarter		First Half	
	2018	**2019**	2018	**2019**
	(unaudited)			
Financing revenue				
Operating leases	$ 1,443	**$ 1,472**	$ 2,858	**$ 2,949**
Retail financing	959	**987**	1,907	**1,971**
Dealer financing	569	**596**	1,105	**1,204**
Other financing	20	**26**	42	**50**
Total financing revenue	2,991	**3,081**	5,912	**6,174**
Depreciation on vehicles subject to operating leases	(986)	**(894)**	(2,039)	**(1,818)**
Interest expense	(997)	**(1,114)**	(1,909)	**(2,235)**
Net financing margin	1,008	**1,073**	1,964	**2,121**
Other revenue				
Insurance premiums earned	43	**46**	84	**93**
Fee based revenue and other	65	**61**	123	**115**
Total financing margin and other revenue	1,116	**1,180**	2,171	**2,329**
Expenses				
Operating expenses	357	**350**	702	**714**
Provision for credit losses	69	**63**	163	**96**
Insurance expenses	46	**60**	58	**70**
Total expenses	472	**473**	923	**880**
Other income, net	1	**124**	38	**183**
Income before income taxes	645	**831**	1,286	**1,632**
Provision for / (Benefit from) income taxes	166	**218**	106	**416**
Net income	$ 479	**$ 613**	$ 1,180	**$ 1,216**

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FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in millions)

	December 31, 2018	June 30, 2019
	(unaudited)	
ASSETS		
Cash and cash equivalents	$ 9,607	**$ 12,618**
Marketable securities	1,308	**2,247**
Finance receivables, net		
Retail installment contracts, dealer financing, and other financing	110,388	**107,119**
Finance leases	8,426	**8,622**
Total finance receivables, net	118,814	**115,741**
Net investment in operating leases	27,449	**27,738**
Notes and accounts receivable from affiliated companies	905	**935**
Derivative financial instruments	670	**1,186**
Other assets	3,456	**3,553**
Total assets	$ 162,209	**$ 164,018**
LIABILITIES		
Accounts payable		
Customer deposits, dealer reserves, and other	$ 1,097	**$ 1,067**
Affiliated companies	426	**885**
Total accounts payable	1,523	**1,952**
Debt	140,146	**141,470**
Deferred income taxes	2,595	**2,669**
Derivative financial instruments	663	**477**
Other liabilities and deferred revenue	2,307	**2,556**
Total liabilities	147,234	**149,124**
SHAREHOLDER'S INTEREST		
Shareholder's interest	5,227	**5,227**
Accumulated other comprehensive income / (loss)	(829)	**(801)**
Retained earnings	10,577	**10,468**
Total shareholder's interest	14,975	**14,894**
Total liabilities and shareholder's interest	$ 162,209	**$ 164,018**

19

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

	For the periods ended June 30,	
	2018	**2019**
	First Half (unaudited)	
Cash flows from operating activities		
Net cash provided by / (used in) operating activities	$ 2,986	**$ 2,909**
Cash flows from investing activities		
Purchases of finance receivables	(22,494)	**(17,770)**
Principal collections of finance receivables	21,659	**20,888**
Purchases of operating lease vehicles	(7,537)	**(6,500)**
Proceeds from termination of operating lease vehicles	4,816	**4,734**
Net change in wholesale receivables and other short-duration receivables	(130)	**896**
Purchases of marketable securities	(2,821)	**(2,099)**
Proceeds from sales and maturities of marketable securities	3,368	**1,183**
Settlements of derivatives	156	**23**
All other investing activities	131	**(24)**
Net cash provided by / (used in) investing activities	(2,852)	**1,331**
Cash flows from financing activities		
Proceeds from issuances of long-term debt	27,959	**24,983**
Principal payments on long-term debt	(24,792)	**(24,298)**
Change in short-term debt, net	(2,093)	**(565)**
Cash distributions to parent	(1,463)	**(1,325)**
All other financing activities	(50)	**(64)**
Net cash provided by / (used in) financing activities	(439)	**(1,269)**
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(152)	**24**
Net increase / (decrease) in cash, cash equivalents and restricted cash	$ (457)	**$ 2,995**
Cash, cash equivalents and restricted cash at beginning of period	$ 9,682	**$ 9,747**
Net increase / (decrease) in cash, cash equivalents and restricted cash	(457)	**2,995**
Cash, cash equivalents and restricted cash at end of period	$ 9,225	**$ 12,742**

20